NEWS RELEASE

CONTACT: Kenneth J. Wagner, SVP Investor Relations
Provident Financial Services, Inc.
(201) 915-5344
FOR RELEASE:      7:43 A.M. Eastern Time: July 23, 2009


  Provident Financial Services, Inc. Announces Quarterly Earnings and Declares
                            Quarterly Cash Dividend


JERSEY CITY, NJ, July 23, 2009---/PRNewswwire/First Call/ - Provident Financial Services, Inc. (NYSE:PFS) (the "Company") reported net income of $6.3 million, or $0.11 per basic and diluted share for the quarter ended June 30, 2009, compared to net income of $10.4 million, or $0.18 per basic and diluted share for the quarter ended June 30, 2008. The Company reported operating income, excluding a non-cash goodwill impairment charge recorded in the first quarter of 2009, of $15.2 million, or $0.27 per basic and diluted share for the six months ended June 30, 2009, compared to net income of $21.0 million, or $0.38 per basic and diluted share for the six months ended June 30, 2008.

The Company previously recognized a $152.5 million, or $2.71 per share goodwill impairment charge during the quarter ended March 31, 2009. This accounting charge resulted in a net loss of $137.3 million, or $2.44 per basic and diluted share for the six months ended June 30, 2009. The goodwill impairment charge was a non-cash accounting adjustment to the Company's financial statements which did not affect cash flows, liquidity, or tangible capital. As goodwill is excluded from regulatory capital, the impairment charge did not impact the regulatory capital ratios of the Company or its wholly owned subsidiary, The Provident Bank, both of which remain "well-capitalized" under regulatory requirements.

Compared with the three and six months ended June 30, 2008, earnings and per share data for the three and six months ended June 30, 2009 also reflect an increase in the provision for loan losses due to the following: an increase in non-performing loans; downgrades in risk ratings; year-over-year growth in the loan portfolio; an increase in commercial loans as a percentage of the loan portfolio; and the impact of current macroeconomic conditions. The provision for loan losses was $5.8 million and $11.6 million for the three and six months ended June 30, 2009, respectively, compared with $1.5 million and $2.8 million, respectively, for the same periods in 2008. In addition, earnings and per share data for the three and six months ended June 30, 2009 were impacted by a special assessment imposed on the banking industry by the FDIC as part of a plan to restore the deposit insurance fund. The cost of this special assessment to the Company was $1.9 million, or $0.03 per basic and diluted share, net of tax.

Paul M. Pantozzi, Chairman and Chief Executive Officer, commented, "During the second quarter, we continued to address the challenges posed by the recessionary economy by making requisite loan charge-offs and appropriate additions to the allowance for potential loan losses. As a result, our ratio of non-performing loans to total loans remained essentially unchanged from the level reported at the end of the prior quarter, and our ratio of loan loss allowance to total loans remained stable. Our deposits increased during the second quarter as consumers and businesses continued to seek a secure and reputable repository for their funds. We remained cautious in deploying this excess liquidity, however, as we sought to meet loan demand from quality borrowers and to select investments that would return a meaningful longer-term revenue stream while managing our interest rate risk. This posture resulted in a decrease in our net interest margin as compared to both the matched and trailing quarters." Pantozzi continued, "These factors, coupled with the special FDIC assessment, had an impact on net earnings for the quarter, but our long-term focus on balance sheet management, expense control, asset quality maintenance and a solid capital position have helped ensure that our core operating capabilities remain strong."

Declaration of Quarterly Dividend

The Company's Board of Directors declared a quarterly cash dividend of $0.11 per common share payable on August 31, 2009, to stockholders of record as of the close of business on August 17, 2009.

Balance Sheet Summary

Total assets increased $120.1 million, or 1.8%, to $6.67 billion at June 30, 2009, from $6.55 billion at December 31, 2008, due primarily to increases in securities available for sale and cash and cash equivalents, partially offset by decreases in loans and intangible assets.

Cash and cash equivalents increased $135.8 million to $204.3 million at June 30, 2009, from $68.5 million at December 31, 2008, as a result of deposit inflows and proceeds from repayments and sales of loans. The Company will continue to deploy these balances to fund loan originations, investment purchases and the repayment of maturing borrowings.

Total investments increased $299.2 million, or 24.7%, during the six months ended June 30, 2009. The increase included $84.9 million of residential mortgage loan pools that were securitized by the Company in the first quarter of 2009 and are held as securities available for sale. The loan securitization was undertaken to enhance the liquidity and risk-based capital treatment of the underlying loans.

The Company's net loans decreased $173.4 million, or 3.9%, to $4.31 billion at June 30, 2009, from $4.48 billion at December 31, 2008. This decrease was partially attributable to the securitization of $84.9 million of residential mortgage loans during the first quarter of 2009. Loan originations totaled $572.5 million and loan purchases totaled $28.6 million for the six months ended June 30, 2009. Compared with December 31, 2008, residential mortgage loans decreased $189.1 million, consumer loans decreased $26.0 million, construction loans decreased $5.0 million, and commercial loans decreased $797,000, while commercial mortgage and multi-family loans increased $53.5 million. In addition to the securitization of $84.9 million of loans, total residential mortgage loans decreased as a result of the sale of newly originated 30-year fixed-rate loans as part of the Company's interest rate risk management process. Commercial real estate, construction and commercial loans represented 49.4% of the loan portfolio at June 30, 2009, compared to 46.5% at December 31, 2008.

At June 30, 2009, the Company's unfunded loan commitments totaled $730.2 million, including $241.3 million in commercial loan commitments, $100.9 million in construction loan commitments and $97.2 million in commercial mortgage commitments. Unfunded loan commitments at March 31, 2009 were $708.7 million.

Intangible assets decreased $154.9 million to $359.8 million at June 30, 2009, from $514.7 million at December 31, 2008, primarily due to a $152.5 million goodwill impairment charge previously recognized in the first quarter of 2009.

Total deposits increased $483.0 million, or 11.4%, during the six months ended June 30, 2009, to $4.71 billion. Core deposits, consisting of savings and demand deposit accounts, increased $321.0 million, or 11.9%, to $3.01 billion at June 30, 2009. The majority of the core deposit increase was in municipal money market and retail checking deposits. Time deposits increased $162.0 million, or 10.6%, to $1.69 billion at June 30, 2009, with the majority of the increase occurring in the 18- and 15-month maturity categories. Core deposits represented 64.0% of total deposits at June 30, 2009, compared to 63.7% at December 31, 2008.

Borrowed funds were reduced by $219.9 million, or 17.6%, during the six months ended June 30, 2009, to $1.03 billion, as the Company deployed excess liquidity arising from the increase in core deposit funding. Borrowed funds represented 15.4% of total assets at June 30, 2009, a reduction from 19.1% at December 31, 2008.

Common stock repurchases for the six months ended June 30, 2009 totaled 6,000 shares at an average cost of $11.31 per share. At June 30, 2009, 2.1 million shares remained eligible for repurchase under the current authorization. At June 30, 2009, book value per share and tangible book value per share were $14.59 and $8.57, respectively, compared with $17.09 and $8.45, respectively, at December 31, 2008.

Results of Operations

Net Interest Margin

The net interest margin decreased 14 basis points to 2.96% for the quarter ended June 30, 2009, from 3.10% for each of the quarters ended March 31, 2009 and June 30, 2008. The decrease in the net interest margin for the three months ended June 30, 2009 versus the trailing quarter and the quarter ended June 30, 2008 was attributable to reductions in earning asset yields, an increase in the average balance of lower-yielding interest-bearing deposits and short-term investments and an increase in the average balance of non-performing loans. The weighted average yield on interest-earning assets was 4.96% for the three months ended June 30, 2009, compared with 5.21% for the trailing quarter and 5.50% for the three months ended June 30, 2008. The weighted average cost of interest-bearing liabilities was 2.27% for the quarter ended June 30, 2009, compared with 2.39% for the trailing quarter and 2.74% for the second quarter of 2008. The average cost of deposits for the three months ended June 30, 2009 was 1.93%, compared with 2.06% for the trailing quarter and 2.41% for the same period last year. The average cost of borrowings for the three months ended June 30, 2009 was 3.60%, compared with 3.47% for the trailing quarter and 3.84% for the same period last year. The increase in the average cost of borrowings for the quarter ended June 30, 2009 versus the trailing quarter was attributable to a reduction in lower-cost overnight borrowings resulting from increased deposit levels.

For the six months ended June 30, 2009, the net interest margin increased 5 basis points to 3.03%, compared with 2.98% for the six months ended June 30, 2008. The weighted average yield on interest-earning assets declined 48 basis points to 5.08% for the six months ended June 30, 2009, compared with 5.56% for the six months ended June 30, 2008, however the weighted average cost of interest-bearing liabilities declined 61 basis points to 2.33% for the six months ended June 30, 2009, compared with 2.94% for the same period in 2008. The average cost of deposits for the six months ended June 30, 2009 was 1.99%, compared with 2.64% for the same period last year. The average cost of borrowings for the six months ended June 30, 2009 was 3.53%, compared with 3.95% for the same period last year.

Non-Interest Income

Non-interest income totaled $8.9 million for the quarter ended June 30, 2009, an increase of $2.2 million compared to the same period in 2008. Fee income for the quarter ended June 30, 2009 increased $1.6 million, or 32.2%, compared to the same period in 2008, primarily as a result of increases in the value of equity fund holdings. In addition, net gains on securities transactions totaled $992,000 for the quarter ended June 30, 2009, compared with net gains of $305,000 for the same quarter in 2008. Other income increased $740,000 for the quarter ended June 30, 2009, compared with the same period in 2008, primarily due to an increase in gains on loan sales. The Company experienced an increase in the origination and sale of 30-year fixed-rate residential mortgage loans during the first half of 2009 as a result of lower prevailing market interest rates that promoted increased refinancing activity. Partially offsetting these increases, the Company recognized net other-than-temporary impairment charges of $801,000 in the second quarter of 2009 related to investments in a non-Agency mortgage-backed security and the common stock of two publicly traded financial institutions.

For the six months ended June 30, 2009, non-interest income totaled $15.8 million, an increase of $379,000, or 2.5%, compared to the same period in 2008. Fee income increased $689,000, or 6.3%, for the six months ended June 30, 2009, compared to the same period in 2008, primarily as a result of increases in the value of equity fund holdings. In addition, net gains on securities transactions totaled $1.2 million for the six months ended June 30, 2009, compared with net gains of $401,000 for the same period in 2008. Partially offsetting these increases, the Company recognized net other-than-temporary impairment charges of $801,000 in the second quarter of 2009 related to investments in a non-Agency mortgage-backed security and the common stock of two publicly traded financial institutions. Other income also declined for the six months ended June 30, 2009, compared with the same period in 2008, primarily as a result of $660,000 of non-recurring income realized last year in connection with Visa's initial public offering.

Non-Interest Expense

For the three months ended June 30, 2009, non-interest expense increased $4.9 million, or 14.6%, to $38.2 million, compared to $33.3 million for the three months ended June 30, 2008. FDIC insurance expense increased $4.8 million for the three months ended June 30, 2009, compared with the same period in 2008, as a result of deposit growth, changes in premium rates and a special assessment imposed on the industry as part of a plan to restore the deposit insurance fund. The cost of the FDIC special assessment was $3.1 million, accrued during the quarter ended June 30, 2009 and payable September 30, 2009. In addition, other operating expenses increased $964,000 for the quarter ended June 30, 2009, compared with the same period last year, primarily as a result of costs associated with the dissolution of a real estate development joint venture. Partially offsetting these increases, compensation and benefits expense decreased $680,000 for the three months ended June 30, 2009, compared with the same period in 2008, primarily due to the recognition of $773,000 in severance costs during the second quarter of 2008.

Excluding the $152.5 million non-cash goodwill impairment charge recorded in the first quarter of 2009, non-interest expense increased $6.2 million, or 9.5%, to $71.4 million for the six months ended June 30, 2009, compared to $65.2 million for the six months ended June 30, 2008. FDIC insurance expense increased $5.1 million for the six months ended June 30, 2009, compared with the same period in 2008, as a result of deposit growth, changes in premium rates and the $3.1 million FDIC special assessment discussed previously. Other operating expenses increased $1.0 million for the six months ended June 30, 2009, compared with the same period in 2008, due primarily to costs associated with the dissolution of a real estate development joint venture.

Asset Quality

Total non-performing loans at June 30, 2009 were $63.9 million, or 1.47% of total loans, compared with $63.8 million, or 1.46% of total loans at March 31, 2009, $59.1 million, or 1.31% of total loans at December 31, 2008, and $36.7 million, or 0.86% of total loans at June 30, 2008. At June 30, 2009, impaired loans totaled $37.0 million with related specific reserves of $4.7 million. At June 30, 2009, the Company's allowance for loan losses was 1.19% of total loans, compared with 1.05% of total loans at December 31, 2008 and 0.96% of total loans at June 30, 2008. The Company recorded provisions for loan losses of $5.8 million and $11.6 million for the three and six months ended June 30, 2009, respectively, compared with provisions of $1.5 million and $2.8 million for the three and six months ended June 30, 2008, respectively. For the three and six months ended June 30, 2009, the Company had net charge-offs of $6.2 million and $7.3 million, respectively, compared with net charge-offs of $1.2 and $2.5 million, respectively, for the same periods in 2008. Net charge-offs for the three and six months ended June 30, 2009 included $3.0 million related to an equipment lease financing company. The allowance for loan losses increased $4.3 million to $52.0 million at June 30, 2009, from $47.7 million at December 31, 2008. The increase in the loan loss provision for the three and six months ended June 30, 2009, compared with the same periods in 2008, was attributable to an increase in non-performing loans, downgrades in risk ratings, year-over-year growth in the loan portfolio and an increase in commercial loans as a percentage of the loan portfolio to 49.4% at June 30, 2009, from 45.1% at June 30, 2008. At June 30, 2009, the Company held $5.5 million of foreclosed assets, compared with $3.4 million at December 31, 2008.

Income Tax Expense

For the three months ended June 30, 2009, the Company's income tax expense was $1.7 million, compared with $4.1 million for the same period in 2008. For the six months ended June 30, 2009, the Company's income tax expense was $4.7 million, compared with $8.1 million for the same period in 2008. The decrease in income tax expense was attributable to lower pre-tax income and a lower effective tax rate. Excluding the impact of the goodwill impairment charge recognized in the first quarter of 2009, which is not tax deductible, the Company's effective tax rates were 21.5% and 23.4%, respectively, for the three and six months ended June 30, 2009, compared with 28.3% and 27.8% for the three and six months ended June 30, 2008, respectively. The reduction in the effective tax rate is attributable to reduced projections of taxable income and a larger proportion of the Company's income being derived from tax-exempt sources.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products. The Bank currently operates 81 full service branches throughout northern and central New Jersey.


Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on July 23, 2009 regarding highlights of the Company's second quarter 2009 financial results. The call may be accessed by dialing 1-800-860-2442 (Domestic) or 1-412-858-4600 (International). Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


                                       PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                                             Consolidated Statements of Condition
                                        June 30, 2009 (Unaudited) and December 31, 2008
                                                    (Dollars in Thousands)


                            Assets                                        June 30, 2009                 December 31, 2008
                                                                 --------------------------------- ----------------------------


Cash and due from banks                                         $                    195,754      $                66,315
Short-term investments                                                                 8,570                        2,231
                                                                 --------------------------------- ----------------------------
                  Total cash and cash equivalents                                    204,324                       68,546
                                                                 --------------------------------- ----------------------------

Investment securities held to maturity (market value of $344,743 at June 30,
        2009 (unaudited) and $351,623
        at December 31, 2008)                                                        339,307                      347,484
Securities available for sale, at fair value                                       1,134,818                      820,329
Federal Home Loan Bank stock                                                          35,732                       42,833

Loans                                                                              4,357,657                    4,526,748
        Less allowance for loan losses                                                51,994                       47,712
                                                                 --------------------------------- ----------------------------
                  Net loans                                                        4,305,663                    4,479,036
                                                                 --------------------------------- ----------------------------

Foreclosed assets, net                                                                 5,459                        3,439
Banking premises and equipment, net                                                   76,429                       75,750
Accrued interest receivable                                                           25,004                       23,866
Intangible assets                                                                    359,790                      514,684
Bank-owned life insurance                                                            129,475                      126,956
Other assets                                                                          52,843                       45,825
                                                                 --------------------------------- ----------------------------
                  Total assets                                  $                  6,668,844      $             6,548,748
                                                                 ================================= ============================

             Liabilities and Stockholders' Equity
Deposits:
        Demand deposits                                         $                  2,137,915      $             1,821,437
        Savings deposits                                                             876,935                      872,388
        Certificates of deposit of $100,000 or more                                  541,951                      445,466
        Other time deposits                                                        1,152,579                    1,087,045
                                                                 --------------------------------- ----------------------------
                  Total deposits                                                   4,709,380                    4,226,336

Mortgage escrow deposits                                                              19,795                       20,074
Borrowed funds                                                                     1,027,762                    1,247,681
Other liabilities                                                                     39,334                       36,067
                                                                 --------------------------------- ----------------------------
                  Total liabilities                                                5,796,271                    5,530,158
                                                                 --------------------------------- ----------------------------

Stockholders' Equity:
Preferred stock, $0.01 par value,
  50,000,000 shares authorized, none issued                                                --                            --
Common stock, $0.01 par value, 200,000,000 shares authorized,
  83,209,293 shares issued and 59,836,673 shares outstanding at
  June 30, 2009, and 59,610,623 shares outstanding at
  December 31, 2008                                                                       832                         832
Additional paid-in capital                                                          1,014,162                   1,013,293
Retained earnings                                                                     303,892                     454,444
Accumulated other comprehensive income                                                  1,875                        (485)
Treasury stock at cost                                                               (384,924)                   (384,854)
Unallocated common stock held by Employee Stock
  Ownership Plan                                                                      (63,264)                    (64,640)
Common Stock acquired by the Directors' Deferred Fee Plan                              (7,621)                     (7,667)
Deferred compensation - Directors' Deferred Fee Plan                                    7,621                       7,667
                                                                  -------------------------------- ----------------------------
                  Total stockholders' equity                                          872,573                   1,018,590
                                                                  -------------------------------- ----------------------------
                  Total liabilities and stockholders'
                      equity                                    $                   6,668,844     $             6,548,748
                                                                  ================================ ============================


                                 PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                                       Consolidated Statements of Operations
                           Three and Six Months Ended June 30, 2009 and 2008 (Unaudited)
                                   (Dollars in Thousands, Except Per Share Data)


                                                         Three Months Ended                 Six Months Ended
                                                              June 30,                          June 30,
                                                    ------------------------------  ---------------------------------
                                                         2009            2008            2009              2008
                                                    -------------  ---------------  --------------   ----------------
                                                              (Unaudited)                     (Unaudited)
(Unaudited)
Interest income:
 Real estate secured loans                        $     39,675           40,554         80,280            $81,941
 Commercial loans                                       10,570           10,621         21,068             21,903
 Consumer loans                                          7,923            9,147         16,097             18,826
 Investment securities                                   3,343            3,601          6,792              7,254
 Securities available for sale                          10,668           11,315         21,379             21,602
 Other short-term investments                                5               77             12                303
 Deposits                                                  117               --            117                 --
 Federal funds                                              11               16             24                164
                                                    -------------  ---------------  --------------   ----------------
                   Total interest income                72,312           75,331        145,769            151,993
                                                    -------------  ---------------  --------------   ----------------

Interest expense:
 Deposits                                               19,759           22,222         39,329             48,812
 Borrowed funds                                          9,388           10,540         19,344             21,423
                                                    -------------  ---------------  --------------   ----------------
                   Total interest expense               29,147           32,762         58,673             70,235
                                                    -------------  ---------------  --------------   ----------------
                   Net interest income                  43,165           42,569         87,096             81,758

Provision for loan losses                                5,800            1,500         11,600              2,800
                                                    -------------  ---------------  --------------   ----------------

                   Net interest income after
                   provision for loan losses            37,365           41,069         75,496             78,958
                                                    -------------  ---------------  --------------   ----------------

Non-interest income:
 Fees                                                    6,466            4,892         11,695             11,006
 Bank-owned life insurance                               1,350            1,352          2,519              2,660
 Net gain on securities transactions                       992              305          1,179                401

 Other-than-temporary impairment losses on
 securities                                             (5,466)               --         (5,466)                 --
   Portion of loss recognized in other
    comprehensive income (before taxes)                  4,665                --          4,665                  --
                                                    -------------  ---------------  --------------   ----------------
   Net impairment losses on securities recognized         (801)               --           (801)                 --
    in earnings

 Other income                                              858              118          1,239              1,385
                                                    -------------  ---------------  --------------   ----------------
                   Total non-interest income             8,865            6,667         15,831             15,452
                                                    -------------  ---------------  --------------   ----------------

Non-interest expense:
 Goodwill impairment                                       --                --        152,502                  --
 Compensation and employee benefits                     16,784           17,464         34,261             34,177
 FDIC Insurance                                          4,934              141          5,360                285
 Net occupancy expense                                   4,912            5,174         10,304             10,431
 Data processing expense                                 2,300            2,244          4,656              4,607
 Advertising and promotion                               1,356            1,312          2,030              1,829
 Amortization of intangibles                             1,311            1,557          2,905              3,333
 Insurance                                                 559              456          1,104                938
 Printing and supplies                                     545              457          1,048                890
 Other operating expenses                                5,451            4,487          9,779              8,754
                                                    -------------  ---------------  --------------   ----------------
                   Total non-interest expense           38,152           33,292        223,949             65,244
                                                    -------------  ---------------  --------------   ----------------
                                       6

                   Income (loss) before income           8,078           14,444       (132,622)            29,166
                     tax    expense
Income tax expense                                       1,733            4,091          4,652              8,120
                                                    -------------  ---------------  --------------   ----------------
                   Net income (loss)              $      6,345           10,353       (137,274)           $21,046
                                                    =============  ===============  ==============   ================

Basic earnings (loss) per share                   $       0.11           $ 0.18          (2.44)           $  0.38
Average basic shares outstanding                    56,240,798       56,014,455     56,205,182         55,969,517

Diluted earnings (loss) per share                 $       0.11           $ 0.18          (2.44)           $  0.38
Average diluted shares outstanding                  56,240,798       56,014,455     56,205,182         55,969,517



                                     PROVIDENT FINANCIAL SERVICES, INC.
                                     CONSOLIDATED FINANCIAL HIGHLIGHTS
                           (Dollars in thousands, except share data) (Unaudited)

                                                             At or for the Three            At or for the Six
                                                                 Months Ended                 Months Ended
                                                                   June 30,                     June 30,
                                                     ----------------------------------------------------------------
                                                              2009         2008              2009             2008
                                                              ----         ----              ----             ----
STATEMENTS OF OPERATIONS:
Net interest income                                        $43,165        $42,569         $87,096         $81,758
Provision for loan losses                                    5,800          1,500          11,600           2,800
Non-interest income                                          8,865          6,667          15,831          15,452
Non-interest expense (1)                                    38,152         33,292          71,447          65,244
Operating income before income tax expense (2)               8,078         14,444          19,880          29,166
Operating income (2)                                         6,345         10,353          15,228          21,046
Goodwill impairment charge                                     --              --         152,502              --
Net income (loss)                                            6,345         10,353        (137,274)         21,046
Operating basic and diluted earnings per share (1)           $0.11          $0.18           $0.27           $0.38
Per share impact of goodwill impairment charge                  --             --          $(2.71)             --
Basic and diluted earnings (loss) per share                  $0.11          $0.18          $(2.44)          $0.38
Interest rate spread                                         2.69%          2.76%            2.75%           2.62%
Net interest margin                                          2.96%          3.10%            3.03%           2.98%

PROFITABILITY:
Annualized return on average assets (1)                      0.39%          0.66%            0.47%           0.67%
Annualized return on average equity (1)                      2.91%          4.13%            3.24%           4.20%
Annualized non-interest expense to average assets (1)        2.34%          2.11%            2.20%           2.07%
Efficiency ratio (1), (3)                                   73.33%         67.62%           69.42%          67.12%

ASSET QUALITY:
Non-accrual loans                                                                          $63,880        $20,726
90+ and still accruing loans                                                                    --         15,990
Non-performing loans                                                                        63,880         36,716
Foreclosed assets                                                                            5,459          5,883
Non-performing loans to
    total loans                                                                              1.47%           0.86%
Non-performing assets to
    total assets                                                                             1.04%           0.67%
Allowance for loan losses                                                                  $51,994        $41,118
Allowance for loan losses to
    non-performing loans                                                                    81.39%         111.99%
Allowance for loan losses to
    total loans                                                                              1.19%           0.96%

                                       7

AVERAGE BALANCE SHEET DATA:
Assets                                                  $6,548,904     $6,351,308      $6,543,363      $6,338,041
Loans, net                                               4,280,311      4,203,838       4,321,162       4,220,519
Earning assets                                           5,834,063      5,492,015       5,756,561       5,477,877
Core deposits                                            2,885,324      2,618,253       2,800,537       2,598,620
Borrowings                                               1,044,909      1,102,742       1,103,698       1,090,790
Interest-bearing liabilities                             5,153,373      4,817,702       5,083,899       4,811,352
Stockholders' equity                                       874,519      1,009,273         946,475       1,007,553
Average yield on interest-earning assets                     4.96%          5.50%           5.08%           5.56%
Average cost of interest-bearing liabilities                 2.27%          2.74%           2.33%           2.94%



Notes
(1) Excluding a $152.2 million non-cash goodwill impairment charge
(2) Operating Income Reconciliation

                                                         Three Months Ended               Six Months Ended
                                                              June 30,                        June 30,
                                                              --------                        --------
                                                            2009           2008           2009              2008
                                                            ----           ----           ----              ----
Net income (loss)                                          $6,345         $10,353      $(137,274)          $21,046
Goodwill impairment                                            --              --        152,502                --
                                                          -------         -------        -------           -------
Operating income                                           $6,345         $10,353        $15,228           $21,046
                                                           ======         =======        =======           =======

(3) Efficiency Ratio Calculation
                                                         Three Months Ended               Six Months Ended
                                                              June 30,                        June 30,
                                                              --------                        --------
                                                            2009           2008           2009              2008
                                                            ----           ----           ----              ----
Net interest income                                       $43,165        $42,569        $87,096          $81,758
Non-interest income                                         8,865          6,667         15,831           15,452
                                                            -----          -----         ------           ------
Total income                                              $52,030        $49,236       $102,927          $97,210
                                                          =======        =======       ========          =======

Non-interest expense (1)                                  $38,152        $33,292        $71,447          $65,244
                                                          =======        =======        =======          =======

    Expense/Income:                                        73.33%         67.62%         69.42%           67.12%
                                                           ======         ======         ======           ======



Average Quarterly Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)                          June 30, 2009                                March 31, 2009
                                              ------------------------------------------    ----------------------------------------
                                                Average                      Average           Average                   Average
                                                Balance        Interest    Yield/Cost          Balance     Interest    Yield/Cost
                                              ------------------------------------------    ----------------------------------------
Interest-Earning Assets:
     Deposits                                $   187,257     $     117           0.25  %   $        --   $      --             --  %
     Federal Funds Sold and
     Other Short-Term Investments                 52,783            16           0.12            40,640         20           0.20
     Investment Securities (1)                   338,409         3,343           3.95           343,360      3,449           4.02
     Securities Available for Sale               939,576        10,135           4.31           893,274     10,386           4.65
     Federal Home Loan Bank Stock                 35,727           533           5.98            38,456        325           3.42
     Net Loans (2)
Total Mortgage Loans                           2,959,822        39,675           5.37         3,022,253     40,605           5.40
Total Commercial Loans                           716,468        10,570           5.92           724,545     10,498           5.88
Total Consumer Loans                             604,021         7,923           5.26           615,669      8,174           5.38
                                              -------------   -----------                   -------------- ----------
Total Interest-Earning Assets                  5,834,063        72,312           4.96         5,678,197     73,457           5.21
                                                              ----------- --------------                   ---------- --------------

Non-Interest-Earning Assets:
     Cash and Due from Banks                      90,947                                         82,195
     Other Assets                                623,894                                        777,368
                                              -------------                                 --------------
Total Assets                                 $ 6,548,904                                   $  6,537,760
                                              =============                                 ==============

Interest-Bearing Liabilities:
     Demand Deposits                         $ 1,532,855         5,612           1.47    % $  1,387,566      5,518           1.61  %
     Savings Deposits                            877,220         1,681           0.77           867,822      1,880           0.88
     Time Deposits                             1,698,389        12,466           2.94         1,595,124     12,172           3.09
                                              -------------   -----------                   -------------- ----------
Total Deposits                                 4,108,464        19,759           1.93         3,850,512     19,570           2.06
                                                              -----------                                  ----------
Total Borrowings                               1,044,909         9,388           3.60         1,163,140      9,956           3.47
                                              -------------   -----------                   -------------- ----------
Total Interest-Bearing Liabilities             5,153,373        29,147           2.27         5,013,652     29,526           2.39
                                                              ----------- --------------                   ---------- --------------
Non-Interest-Bearing Liabilities                 521,012                                        504,877
                                              -------------                                 --------------
Total Liabilities                              5,674,385                                      5,518,529
Stockholders' Equity                             874,519                                      1,019,231
                                              -------------                                 --------------
Total Liabilities & Stockholders
Equity                                       $ 6,548,904                                   $  6,537,760
                                              =============                                 ==============

Net interest income                                          $  43,165                                    $ 43,931
                                                              ===========                                  ==========

Net interest rate spread                                                         2.69  %                                     2.82  %
                                                                                 ====                                        ====
Net interest-earning assets                  $   680,690                                   $    664,545
                                              =============                                 ==============

Net interest margin (3)                                                          2.96  %                                     3.10  %
                                                                                 ====                                        ====
Ratio of interest-earning assets to
     interest-bearing liabilities                   1.13  x                                        1.13  x

------------------------------------------------------------------------------------------------------------------------------------

(1)  Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)  Annualized net interest income divided by average interest-earning assets.

The following table summarizes the net interest margin for the previous year, inclusive.



                                                 6/30/09          3/31/09         12/31/08        9/30/08          6/30/08
                                                 2nd Qtr.         1st Qtr.        4th Qtr.        3rd Qtr.         2nd Qtr.
                                                 --------         --------        --------        --------         --------
Interest-Earning Assets:
 Securities                                          3.64%            4.31%           4.50%         4.59%           4.66%
 Net Loans                                           5.44%            5.48%           5.63%         5.78%           5.76%
    Total Interest-Earning Assets                    4.96%            5.21%           5.38%         5.51%           5.50%

Interest-Bearing Liabilities
 Total Deposits                                      1.93%            2.06%           2.14%         2.19%           2.41%
 Total Borrowings                                    3.60%            3.47%           3.45%         3.62%           3.84%
    Total Interest-Bearing Liabilities               2.27%            2.39%           2.47%         2.55%           2.74%

 Interest Rate Spread                                2.69%            2.82%           2.91%         2.96%           2.76%
 Net Interest Margin                                 2.96%            3.10%           3.20%         3.27%           3.10%
 Ratio of Interest-Earning Assets to
    Interest-Bearing Liabilities                     1.13x            1.13x           1.13x         1.13x           1.14x

                                       10


Average YTD Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)                          June 30, 2009                                June 30, 2008
                                              ------------------------------------------    ----------------------------------------
                                                Average                      Average           Average                    Average
                                                Balance        Interest       Yield            Balance        Interest     Yield
                                              ------------------------------------------    ----------------------------------------
Interest-Earning Assets:
     Deposits                                $    94,146     $      117          0.25  % $             --     $     --          -- %
     Federal Funds Sold and
Other Short-Term Investments                      46,745             36          0.15              28,033          467        3.35
     Investment Securities (1)                   340,871          6,792          3.99             354,683        7,254        4.09
     Securities Available for Sale               916,553         20,522          4.48             837,811       20,088        4.80
     Federal Home Loan Bank Stock                 37,084            857          4.66              36,831        1,514        8.27
     Net Loans (2)
Total Mortgage Loans                           2,990,865         80,280          5.39           2,899,097       81,941        5.67
Total Commercial Loans                           720,484         21,068          5.90             690,719       21,903        6.38
Total Consumer Loans                             609,813         16,097          5.32             630,703       18,826        5.99
                                              -------------   ------------                   -------------   ------------
Total Interest-Earning Assets                  5,756,561        145,769          5.08           5,477,877      151,993        5.56
                                                              ------------- -------------                    ------------  ---------

Non-Interest-Earning Assets:
     Cash and Due from Banks                      86,595                                           78,073
     Other Assets                                700,207                                          782,091
                                              -------------                                 ---------------
Total Assets                                 $ 6,543,363                                   $    6,338,041
                                              =============                                 ===============

Interest-Bearing Liabilities:
     Demand Deposits                         $ 1,458,679         11,130          1.54  %   $    1,147,310       11,590        2.03 %
     Savings Deposits                            874,480          3,562          0.82             981,783        5,557        1.14
     Time Deposits                             1,647,042         24,637          3.02           1,591,469       31,665        4.00
                                              -------------   ------------                  ---------------   ----------
Total Deposits                                 3,980,201         39,329          1.99           3,720,562       48,812        2.64
                                                              ------------                                    ----------

Total Borrowings                               1,103,698         19,344          3.53           1,090,790       21,423        3.95
                                              -------------   ------------                  ---------------   ----------
Total Interest-Bearing Liabilities             5,083,899         58,673          2.33           4,811,352       70,235        2.94
                                                              ------------  ------------                      ---------- -----------
Non-Interest-Bearing Liabilities                 512,989                                          519,136
                                              -------------                                 ---------------
Total Liabilities                              5,596,888                                        5,330,488
Stockholders' Equity                             946,475                                        1,007,553
                                              -------------                                 ---------------
Total Liabilities & Stockholders'             $ 6,543,363                                   $    6,338,041
Equity                                        =============                                 ===============

Net interest income                                          $   87,096                                      $  81,758
                                                              ============                                    ==========

Net interest rate spread                                                         2.75    %                                    2.62 %
                                                                                 ====                                         ====
Net interest-earning assets                  $   672,663                                   $      666,525
                                              =============                                 ===============
Net interest margin (3)                                                          3.03    %                                    2.98 %
                                                                                 ====                                         ====
Ratio of interest-earning assets to
     interest-bearing liabilities                   1.13  X                                          1.14 x

------------------------------------------------------------------------------------------------------------------------------------

(1)  Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)  Annualized net interest income divided by average interest-earning assets.

The following table summarizes the YTD net interest margin for the previous three years, inclusive.

                                                       Six Months Ended
                                            ----------------------------------------
                                                    6/30/09      6/30/08      6/30/07
                                                    -------      -------      -------
 Interest-Earning Assets:
   Securities                                         3.95%         4.67%        4.48%
   Net Loans                                          5.46%         5.83%        6.16%
     Total Interest-Earning Assets                    5.08%         5.56%        5.76%

Interest-Bearing Liabilities:
   Total Deposits                                     1.99%         2.64%        3.00%
   Total Borrowings                                   3.53%         3.95%        4.17%
     Total Interest-Bearing Liabilities               2.33%         2.94%        3.21%

Interest Rate Spread                                  2.75%         2.62%        2.55%
Net Interest Margin                                   3.03%         2.98%        3.02%
Ratio of Interest-Earning Assets to
    Total Interest-Bearing Liabilities                1.13x         1.14x        1.17x



                                       12